Exhibit  10.1
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                             STOCKHOLDERS' AGREEMENT
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     STOCKHOLDERS'  AGREEMENT  dated  as of March 1, 2003, by and among HERITAGE
WORLDWIDE, INC., a Delaware corporation (the "Company"), GEM Global Yield Fund ("GEM"), a Nevis, West Indies entity, each of the other Restricted Stockholders (as hereafter defined) listed on Schedule A to this Agreement, and MILO FINANCE S.A., a Luxembourg limited liability entity ("MILO").

     WHEREAS, the Stockholders (as hereinafter defined) currently own shares of Common Stock (as hereinafter defined) of the Company,

     WHEREAS, ten (10) Warrants (as hereinafter defined) to purchase additional shares of Common Stock have been issued in the name of GEM and have been delivered to the Escrow Agent pursuant to the Escrow Agreement (each as hereinafter defined);

     WHEREAS, the Escrow Agreement sets forth the terms upon which the Warrants shall either be delivered to GEM or returned to the Company; and

     WHEREAS, the parties agree that this Agreement is in the best interests of the Company and the parties and will promote harmonious relationships among them with respect to conduct of the business of the Company;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

     1. Definitions. As used in this Agreement, the following capitalized terms shall have the meanings ascribed to them below:

          (a) "Acquisition Agreement" means that certain Acquisition Agreement dated as of February 28, 2003, by and among the Company, POLY IMPLANTS PROTHESES, S.A., a French limited liability company, GEM and certain other parties.
          (b) "Affiliate" means any Person Controlling, Controlled by or under common Control (as hereinafter defined) with the relevant Person.

          (c) "Block Transfer" means a sale by one or more Restricted Shareholders (as hereinafter defined) to any Third Party (as hereinafter defined) of more than 300,000 shares of Common Stock sold off the OTC Bulletin Board or other exchange on which the Company's Common Stock is then traded.

          (d) "Board of Directors" means the Board of Directors of the Company.

          (e) "Bona Fide Purchaser" means a Person that (i) is not an Affiliate of a Selling Restricted Stockholder (as hereinafter defined); and (ii) is not a Person acting in concert with or on behalf of a Selling Restricted


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Stockholder  or  on  behalf of an Affiliate thereof, and which purchases for its own  account;

          (f) "By-Laws" means the By-Laws of the Company, as the same may hereafter be amended from time to time, in accordance with the terms thereof and as permitted or required hereby and/or by applicable law.

          (g) "Certificate of Incorporation" means the Certificate of Incorporation of the Company, as the same may hereafter be amended from time to time, in accordance with the terms thereof and as permitted or required hereby and by applicable law.

          (h) "Control" means the direct or indirect beneficial ownership of an equity interest of one Person in another Person, entitling or enabling the owner of such interest, under then existing circumstances, to direct the policies and operations of such other Person.

          (i) "Encumbrance" or "Encumber" means or refers to any lien, claim, charge, pledge, mortgage, encumbrance, security interest, preferential arrangement, restriction on voting or alienation of any kind, adverse interest, or the interest of a third party under any conditional sale agreement, capital lease or other title retention agreement.

          (j) "Person" means any individual, corporation, partnership, trust or other entity of any nature whatsoever.

          (k) "Law & Regs" means applicable law, regulations and rules, including, without limitation and to the extent applicable, Delaware General Corporation Law, HWWI's Certificate of Incorporation and By-Laws, Federal and State Securities Law and Regulations and NASD Rules and Regulations.

          (l) "Restricted Stockholder" means (i) GEM, an assignee of any Warrant delivered to GEM pursuant to the Warrant Escrow Agreement, or an assignee of any Common Stock obtained by the exercise of any such Warrant, and
(ii)  each  of  the  Persons  named  on  Schedule  A-1  hereto.

          (m) "Restricted Stock Escrow Agent" means the Escrow Agent appointed under, and signatory to Restricted Stock Escrow Agreement, as the same may be replaced from time to time.

          (n) "Restricted Stock Escrow Agreement" means the escrow agreement among the Restricted Stockholders, MILO, and Kaplan Gottbetter & Levenson, LLP, as Escrow Agent, and any authorized replacement for the Restricted Stock Escrow Agent.

          (o) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

          (p) "Stock" means the capital shares of the Company, consisting of (i) common stock, $.001 par value ("Common Stock"); and (ii) the preferred stock, $.001 par value ("Preferred Stock").


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          (q)  "Stockholder"  means  each  of  the  Restricted  Stockholders and
MILO, and any other Person who becomes, or is required to become a party to this Agreement, and the term "Stockholders" means all such Persons, unless otherwise expressly provided herein.

          (r)  "Third  Party"  means  any  Person  other  than  a  Restricted
Stockholder  and  any  Affiliate  of  a  Restricted  Stockholder.

          (s) "Transfer" means (i) a voluntary or involuntary sale, assignment, exchange, transfer, conveyance or other disposition of a Stockholders' Common Stock, and (ii) any agreement, contract or commitment to do any of the foregoing.

          (t) "Warrants" means each of the ten (10) five-year Warrants to purchase Common Stock of the Company issued to GEM pursuant to the Acquisition Agreement, each of which entitles the holder thereof to purchase one hundred thousand (100,000) shares of Common Stock for one dollar ($1.00) per share, and each of which is being delivered to the Warrant Escrow Agent simultaneously with the execution of this Agreement and pursuant to the Warrant Escrow Agreement.

          (u) "Warrant Escrow Agent" means the escrow agent named in the Warrant Escrow Agreement (as hereinafter defined) and any successor thereto; (v) "Warrant Escrow Agreement" means the Escrow Agreement among GEM, the Company, MILO and Morrison Cohen Singer & Weinstein, LLP (as Escrow Agent), bearing even date herewith.

     2.  Capitalization  and  Ownership.

          (a) The Stockholders acknowledge that the Company is authorized to issue fifty million (50,000,000) shares of Common Stock, and five million (5,000,000) shares of Preferred Stock. As of the date hereof, an aggregate of
(i) sixteen million one hundred sixty-six thousand six hundred sixty-seven (16,166,667) shares of Common Stock and, (ii) the Warrants, are issued and outstanding and are held of record. There are no shares of Preferred Stock issued or outstanding.

     3.  Election  of  Directors.

          From and after the date hereof, at any annual or special stockholders' meeting called for such purpose, or by written consent in lieu of a meeting, if same is permitted under Law & Regs, the Stockholders shall vote the Common Stock owned of record or beneficially by them to elect (a) to the Board of Directors of the Company and maintain thereon (i) two nominees designated by MILO, (ii) one nominee designated by GEM, for so long as the Restricted Stockholders hold in the aggregate at least seven (7%) percent of the issued and outstanding Common Stock of the Company, (iii) and enough "independent" nominees who are agreeable to each of MILO and, for so long as the Restricted Stockholders hold in the aggregate at least seven (7%) percent of the issued and outstanding Common Stock of the Company, agreeable to GEM, in order to comply with Law & Regs, and (b) at its request, up to two nominees of MILO to each of the Company's audit committee and compensation committee. All such directors shall hold office until their respective successors shall have been elected and shall have qualified in accordance with the By-laws and applicable law.


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     4.  Restrictions  on  Transfers.

          (a) The Restricted Stockholders shall not Transfer to any Third Party an aggregate of more than (i) one million (1,000,000) shares of Common Stock at any time prior to the expiration of one hundred twenty (120) days after the effective date of this Agreement, or (ii) one million five hundred thousand (1,500,000) shares of Common Stock (including any shares referred to in Section 4(a)(i) above) at any time prior to the expiration of two hundred forty (240) days after the effective date of this Agreement.

          (b) Pursuant to the Restricted Stock Escrow Agreement, the Restricted Stockholders shall deposit with Restricted Stock Escrow Agent all the shares of HWWI Common Stock currently owned by them of record or beneficially, to be held and delivered in accordance with the Restricted Stock Escrow Agreement.

          (c) No Warrant shall be Transferred by any holder thereof without the consent of MILO. No Restricted Stockholder shall Transfer to any Third Party any shares of Common Stock issued in connection with the exercise of the Warrants at any time during the two year period following the date of this Agreement. If and when any such Common Stock is issued during such two-year period, the certificates therefor shall be delivered to the Restricted Stock Escrow Agent to be dealt with and delivered in accordance with the Restricted Stock Escrow Agreement.

          (d) Notwithstanding anything to the contrary contained herein, any Restricted Stockholder may, at any time, offer to Transfer any or all of its Common Stock to the Company at such price, and on such terms and conditions as the offering Restricted Stockholder shall determine. Such offer may be accepted or declined by the Company, as its Board, in its sole discretion determines.

     5.  Block  Transfers  of  Shares  of  Stock.

          (a) No Block Transfer of Common Stock may be made by any Restricted Stockholder to any Third Party other than as provided in this Section 5.

          (b) If one or more of the Restricted Stockholders, alone or together, shall desire at any time to effect a Block Transfer of Common Stock (the "Offered Shares") and shall receive a purchase offer from a Bona Fide Purchaser (any such offer being hereinafter referred to as a "Purchase Offer"), then, within five (5) days thereafter, such Restricted Stockholder(s) (the "Selling Restricted Stockholders") shall give notice to the Company and to MILO of the terms and conditions of such Purchase Offer, specifying the names of the Selling Restricted Stockholders and the number of Offered Shares each intends to sell ("Notice of Purchase Offer"). Such Notice shall be accompanied by a true and complete copy of all documents embodying any or all of such terms and conditions, which documents shall be deemed part of such Notice of Purchase Offer.

          (c) If the Selling Restricted Stockholders timely give a Notice of Purchase Offer, then MILO shall have the option to participate in such Block Transfer by substituting one share of Common Stock owned by MILO for each share of Common Stock proposed to be sold by the Selling Restricted Stockholders (each a "Substitute Share"), up to fifty percent (50%) of the shares of Common Stock to be purchased pursuant to the Purchase Offer as specified therein. Such option


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("Participation  Option") may only be exercised by a notice to such effect given to the Selling Restricted Stockholders and to the Company within ten (10) days following receipt of the Notice of Purchase Offer by MILO, stating the number of such Substitute Shares MILO intends to sell ("Notice of Participation").

          (d) If such Notice of Participation is not timely given, then the Selling Restricted Shareholders shall sell the number of shares of Common Stock specified in the Notice of Purchase Offer in accordance with such Purchase Offer, provided that they must do so within five (5) days following the last day on which MILO may give Notice of Participation. If such sale is not timely consummated, then no Block Transfer shall occur pursuant to the Purchase Offer and the Common Stock owned by the Selling Restricted Stockholders shall continue to be subject to this Agreement as if no Purchase Offer had been made.

          (e) If a timely Notice of Participation is given, then within five (5) days following the receipt thereof by the last of the Selling Restricted Stockholders to receive such Notice of Participation, the Selling Restricted Stockholders shall give Notice to the Company and to MILO which shall state which of Selling Restricted Stockholders named in the Notice of Purchase
Offer shall continue to be Selling Restricted Stockholders and the number of shares of Common Stock which each is to sell pursuant to the Purchase Offer, after deducting from the aggregate number of shares of Common Stock to be sold by them, as stated in the Notice of Purchase Offer, the aggregate number of Substitute Shares ("Notice of Reduction") If no Notice of Reduction is timely given, then no Block Transfer shall occur pursuant to the Purchase Offer, and the Common Stock owned by the Selling Restricted Stockholders shall continue to be subject to this Agreement as if no Purchase Offer had been made.

          (f) If a Notice of Reduction is timely given, then the Selling Restricted Stockholders shall sell that number of shares specified in the Notice of Reduction and MILO shall sell that number of shares of Common Stock specified in its Notice of Participation. Any such sale must be consummated within five
(5) days following receipt of the Notice of Reduction. If the sale of such Common Stock is not timely consummated because the Selling Restricted Stockholders shall fail or refuse to consummate such sale, then no Block Transfer shall occur pursuant to the Purchase Offer and the Common Stock owned by the Selling Restricted Stockholders shall continue to be subject to this Agreement as if no Purchase Offer had been made.

          (g) Notwithstanding the foregoing, if the Selling Restricted Shareholders are ready, willing and able to timely sell the shares of Common Stock specified in the Purchase Offer (as modified by any Notice of Reduction), but MILO shall wrongfully fail or refuse to timely sell to the Bona Fide Purchaser the shares of Common Stock it is to sell, as specified in the Notice of Participation, then each Selling Restricted Stockholder shall timely sell to the Bona Fide Purchaser the shares specified in the Notice of Purchase Offer and, in addition, each Selling Restricted Shareholder may at the same time sell to the Bona Fide Purchaser that number of shares of Common Stock which is the difference between the number specified in Notice of Purchase Offer and the number specified in the Notice of Reduction.

          (h) For the purposes of this Section 5 all proposed sales by all Selling Restricted Stockholders pursuant to a Purchase Offer shall be aggregated, to determine whether this Section 5 is applicable and to determine the number of Substitute Shares.


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          (i)  Nothing  herein  shall  prevent  the  Restricted Stockholders and
MILO from agreeing with a Bona Fide Purchaser to increase the number of shares in the Block Transfer to include more shares of either or both the Selling Restricted Stockholders and MILO.

     6. After-Acquired Shares. All of the provisions of this Agreement shall apply to all Common Stock of the Company now owned or which may be issued or Transferred hereafter to a Restricted Stockholder in consequence of any additional issuance, purchase, assignment, exchange or reclassification of shares of capital stock, corporate reorganization, or any other form of recapitalization, or consolidation, or merger, or share split, or share dividend, or which are acquired by a Restricted Stockholder in any other manner, except for Common Stock acquired on the open market.

     7. Injunctive Relief; Specific Performance. Inasmuch as the Common Stock is not readily marketable and, in any event, is unique, irreparable damage would result if this Stockholders' Agreement is not specifically enforced. The parties hereto intend that the rights and obligations of the parties hereto should be enforceable in a court of equity by a decree of specific performance and/or by injunction, and in furtherance thereof, agree that appropriate injunctive relief temporary and/or permanent may be applied for and granted in connection therewith without the necessity of posting any bond.

     8. Certificate of Incorporation; By-Laws. Within five days following the request of the Majority Shareholders, each of the Restricted Stockholders shall consent to and approve, take any action and execute any document which may from time to time be necessary or advisable in order to make any of the provisions of this Agreement, or any of the amendments thereto, valid and enforceable under the applicable laws as now or hereafter enacted or to facilitate the transactions contemplated hereby, including, without limitation, any amendment of the Certificate of Incorporation or By-Laws of the Company. Each Restricted Stockholder shall not take or consent to any action, execute or approve the execution of any document, which would be inconsistent with any provision hereof, including, without limitation, any amendment to the Certificate of Incorporation or By-laws.

     9. Duration of Agreement. The rights and obligations of each Restricted Stockholder under this Agreement shall terminate as to such Restricted Stockholder upon the earliest to occur of (i) the transfer of all shares of Common Stock owned by such Restricted Stockholder in accordance with this Agreement or (ii) the Company having consummated a public offering with gross proceeds of not less than $10,000,000.

     10. Representations and Warranties. Each Restricted Stockholder and MILO represents and warrants to the other parties hereto as follows:

          (a) The execution, delivery and performance of this Agreement by such Stockholder will not violate any provision of law, any order of any court or other agency of government, or any provision of any indenture, agreement or other instrument to which such Stockholder or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of such Restricted Stockholder.


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          (b)  This  Agreement  has  been  duly  executed  and delivered by such
Stockholder and constitutes the legal, valid and binding obligation of such Stockholder, enforceable in accordance with its terms.

          (c) Such Stockholder understands that the Company is a public company the shares of which are publicly traded but are not currently listed on any exchange. Although the Company's business plan contemplates listing its stock on the NASDAQ, no guarantees and no assurances have been given that such listing will be accomplished or if accomplished, whether such listing will occur in the foreseeable future.

          (d) Such Stockholder has acquired the Common Stock it now owns, and any shares thereof hereinafter required (except in one or more open-market transactions) for such Stockholders' own account, for investment and not with a view to the sale or distribution thereof or the granting of any participation therein. No Stockholder has a present intention of distributing or selling to others any of its Common Stock or of granting any participation therein. No Stockholder has any agreement or other arrangement, formal or informal, with any person to sell, transfer, pledge or otherwise dispose of any such shares of Common Stock now or hereafter owned or that would guarantee to such Stockholder any profit, or protect such Stockholder against loss with respect to or in connection with the Common Stock and no such Restricted Stockholder has any plans to enter into any such agreement or arrangement. (e) The representations, warranties and agreements contained in this Section 10 are true and correct and shall survive the execution and delivery of this Agreement.

     11. Governing Law and Jurisdiction. This Agreement shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts to be made and performed entirely within the state and no defense given or allowed by the laws of any other state or country shall be interposed in any action or proceeding herein, unless such defense is also given or allowed by the laws of the State of New York and not waived hereby. The courts of the State of New York shall have exclusive jurisdiction over all controversies or disputes relating to, arising out of, or with respect to the interpretation, performance or breach of this Agreement. The parties consent to personal jurisdiction in the courts of such state and agree that process may be served upon them in any such action by registered mail at the address set forth below their signature hereon (as such address may be changed from time to time as provided in Section 14 hereof), or as otherwise permitted by New York law.

     12. WAIVER OF TRIAL BY JURY. THE PARTIES HERETO, HAVING FULLY CONSIDERED THE CONSEQUENCES THEREOF, DO HEREBY WAIVE TRIAL BY JURY IN ANY PROCEEDING, CONTROVERSY OR DISPUTE RELATING TO OR ARISING OUT OF THIS AGREEMENT.

     13. Benefits of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, legal representatives and heirs. Except for the foregoing, there shall be no third party beneficiaries of this Agreement.


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     14.  Notices,  etc.  All  notices,  requests,  demands,  consents, approvals and other communications required or permitted to be given hereunder shall be in writing and shall be given personally, sent by facsimile transmission or sent by prepaid air courier to the party at its address or fax number given below its signature to this Agreement. Any notice so given shall be deemed to have been given when received. Any notice required to be given hereunder to an Investor may also be given to the designated representative of such Investor. A copy of any notice given hereunder shall be simultaneously sent to counsel for the respective parties, as follows:

                  If  to  counsel  for  the  Company  or  MILO:

                  Morrison  Cohen  Singer  &  Weinstein,  LLP
                  750  Lexington  Avenue
                  New  York,  New  York  10022
                  Attn:  Jay  W.  Seeman/Michael  Connolly
                  Fax:  (212)  735-8708

                  If  to  counsel  for  GEM  and  the  Restricted  Stockholders:

                  Kaplan  Gottbetter  &  Levenson,  LLP
                  630  Third  Avenue
                  New  York,  NY  10017-6705
                  Attn:  Adam  S.  Gottbetter
                  Fax:  (212)  983-9210

     Any party hereto, or counsel for any party hereto, may change the address and/or fax number for notices intended for it by giving a notice complying with this Section to the parties hereto and to the other counsel, but such notice shall not be effective until actually received.

     15. Gender. The use herein of neuter, masculine or feminine gender is intended to be and shall comprehend all the other genders unless clearly inappropriate.

     16. Modification. Except as otherwise provided herein, neither this Agreement nor any provision hereof shall be modified, changed, waived, discharged or terminated except by (a) an instrument in writing signed by the party against whom the enforcement of any modification, change, discharge, waiver or termination is sought, or (b) by the agreement of all of the parties hereto.

     17. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to its subject matter, and supersedes any and all prior agreements or understandings, oral or written, among any or all of the undersigned relating to such matter.

     18. Signatures; Counterparts. Telefacsimile transmissions of any executed original document and/or retransmission of any executed telefacsimile transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, each other party hereto shall confirm telefacsimile transmissions by executing duplicate original documents and delivering the same to such requesting party. This Agreement may be executed in any number of counterparts and by the parties hereto in separate


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counterparts,  each  of which when so executed shall be deemed to be an original and  all  of  which  taken together shall constitute one and the same agreement.

     19. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     20. Severability. If any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall materially impair the benefits of the remaining provisions of this Agreement. The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Agreement with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.


                   [Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                              HERITAGE  WORLDWIDE,  INC.



                                              By:  -----------------------------
                                                   Name:
                                                   Title:
                                                   Address:
                                                   Fax  No.:





[FIRST  OF  THREE  SIGNATURE  PAGES  TO  STOCKHOLDERS'  AGREEMENT]

On  behalf  of  itself  and  the  other  entities  specified  on  Schedule  A:

                                    GEM  Global  Yield  Fund


                                    By:  -----------------------------
                                         Name:
                                         Title:
                                         Address:   38 Hertford St.
                                                    London  W1Y7TG
                                         Fax  No.:  (212)  265-4035

                                    GEM  SINGAPORE  LTD.


                                    By:  -----------------------------
                                         Name:
                                         Title:
                                         Address:   38 Hertford St.
                                                    London  W1Y7TG
                                         Fax  No.:  (212)  265-4035

                                    GLOBAL  STRATEGIC  HOLDINGS  LTD.


                                    By:  -----------------------------
                                         Name:
                                         Title:
                                         Address:   38 Hertford St.
                                                    London  W1Y7TG
                                         Fax  No.:  (212)  265-4035














     [SECOND  OF  THREE  SIGNATURE  PAGES  TO  STOCKHOLDERS'  AGREEMENT]

                                    OCEAN STRATEGIC  HOLDINGS  LTD.


                                    By:  -----------------------------
                                         Name:
                                         Title:
                                         Address:   38 Hertford St.
                                                    London  W1Y7TG
                                         Fax  No.:  (212)  265-4035


                                    MILO FINANCE  S.A.


                                    By:  -----------------------------
                                         Authorized  Signatory
                                         Name:     Alain  Serijol
                                         Title:    Authorized  Signatory
                                         Address:  2  rue  Jean  Engling
                                         LX  1510  Luxembourg,
                                         Luxembourg
                                         Fax  No.:





           [THIRD OF THREE SIGNATURE PAGES TO STOCKHOLDERS' AGREEMENT]

                                   SCHEDULE A

NAMES  AND  ADDRESSES
---------------------
OF  RESTRICTED  STOCKHOLDERS
----------------------------

GEM  Global  Yield  Fund  Ltd.
38 Hertford St.
London  W1Y7TG
Fax:  (212)  265-4035

GEM  Singapore,  Ltd.
38 Hertford St.
London  W1Y7TG
Fax:  (212)  265-4035

GEM  Strategic  Holdings  Ltd.
38 Hertford St.
London  W1Y7TG
Fax:  (212)  265-4035

Global  Strategic  Holdings  Ltd.
38 Hertford St.
London  W1Y7TG
Fax:  (212)  265-4035

                                    EXHIBIT A

                MAJORITY STOCKHOLDERS OF HERITAGE WORLDWIDE, INC.
              CONSTITUTING 82.3% OF ISSUED OUTSTANDING COMMON STOCK

               Name  of  Stockholder               Number  of  Shares
               ---------------------               ------------------
               GEM  Global  Yield  Fund  Ltd.           499,500
               GEM  Singapore,  Ltd.                    499,500
               Ocean  Strategic  Holdings  Ltd.         499,500
               Global  Strategic  Holdings  Ltd.        499,500